Exhibit 10.5

FORM OF

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE

AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN

Associate Name:	[Participant Name]

Number of Restricted Shares Subject to Award:	[Number of Shares Granted]

Date of Award Grant:	[Grant Date]

CheckFree Corporation, a Delaware corporation (the “Company”), hereby grants to the individual whose name appears above (the “Associate”) a Restricted Stock Award (the “Award”) of shares of its Common Stock, $0.01 par value per share (the “Restricted Shares”) to be issued to Associate as set forth below, subject to all of the terms and conditions set forth in this Restricted Stock Award Agreement (this “Agreement”) and the Company’s Amended and Restated 2002 Stock Incentive Plan (the “Plan”). All terms and conditions set forth in Annex I hereto and the Plan are deemed to be incorporated herein in their entirety.

1. Vesting Provisions.

(a) Provided that the Associate is employed by the Company on such dates, the Associate’s Restricted Shares will be issued (subject to tax withholding) and become vested in five equal installments with 20% of the shares vesting on the 1st anniversary of the grant, 20% on the 2nd anniversary of the grant, 20% on the 3rd anniversary of the grant, 20% on the 4th anniversary of the grant, and 20% on the 5th anniversary of the grant.

If the application of this paragraph would result in Associate vesting in a fraction of a share of Common Stock, such fractional share of Common Stock will be rounded down to the next whole share, in which case adjustments may be made to future vesting increments to prevent exceeding the total number of Restricted Shares subject to the Award, as provided above.

(b) If the Associate’s employment or service with the Company terminates for any reason before all of Associate’s Restricted Shares have become vested under this Award, the Associate’s Restricted Shares that have not been issued and have not vested shall be forfeited on and after the effective date of the termination.

(c) Notwithstanding the foregoing, if the Associate terminates employment or service with the Company because he or she has been employed by an Affiliate or Subsidiary of the Company, the Associate shall continue to vest in the Restricted Shares in accordance with the vesting schedule set forth in paragraph 1(a) above, and Associate’s cessation of employment or service with the Company shall not be deemed a forfeiture event hereunder.

(d) The Compensation Committee will have the right to determine, in its sole discretion, how an Associate’s leave of absence will affect the terms of this Award, including the vesting and issuance of Restricted Shares hereunder.

(e) The Company will not have any further obligations to the Associate under this Award if the Associate’s Restricted Shares are forfeited as provided herein.

2. General

By signing below, you agree that this award is governed by this Agreement, and by the terms and conditions contained in the Plan, as amended from time to time and incorporated into this Agreement by reference. A copy of the Plan is available upon request by contacting the Human Resources Department at the Company’s executive offices.

CheckFree Corporation

By:	_______________
Its:	Date

Associate

_______________
Associate	Date

ANNEX I TO RESTRICTED STOCK AWARD AGREEMENT

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

1. Issuance of Restricted Stock. The Company, or its transfer agent, will issue and deliver the vested portion of the Restricted Shares to the Associate as soon as practicable after the Restricted Shares become vested, subject to payment of the applicable withholding tax liability as set forth below. If the Associate dies before the Company has distributed any portion of the vested Restricted Shares, the Company will transfer any vested Restricted Shares in accordance with the Associate’s will or, if the Associate did not have a will, the vested Restricted Shares will be distributed in accordance with the laws of descent and distribution.

2. Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, no certificate representing Restricted Stock shall be delivered unless and until Associate shall have delivered to the Company or its designated Affiliate, the full amount of any federal, state or local income and other withholding taxes. The Company is permitted to withhold a number of shares of Restricted Stock equal in value to Associate’s withholding obligations and to pay this amount to the Internal Revenue Service on Associate’s behalf.

3. Non-transferability of Award. Until the Restricted Shares have vested as set forth on page 1 of this Agreement, the Restricted Shares granted herein and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such award, or of any right or privilege conferred hereby, contrary to the provisions of the Plan or of this Agreement, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, such award and the rights and privileges conferred hereby shall immediately become null and void.

4. Conditions to Issuance of Shares. The shares of stock deliverable to Associate may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for shares of stock hereunder prior to fulfillment of all of the following conditions: (a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares under any State or Federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Compensation Committee (the “Committee”) shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any State or Federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Shares as the Committee may establish from time to time for reasons of administrative convenience.

5. No Rights as Stockholder. Until the Restricted Shares have vested and have been issued, Associate shall not have any rights of a stockholder of the Company with respect to the Restricted Shares, including any right to vote such Restricted Shares and to receive dividends and distributions on such Restricted Shares.

6. Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Undefined capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

7. No Right to Continued Employment. Associate understands and agrees that this Agreement does not impact in any way the right of the Company, or any Affiliate of the Company employing Associate, to terminate or change the terms of the employment of Associate at any time for any reason whatsoever, with or without cause. Associate understands and agrees that his or her employment with the Company or an Affiliate is on an “at-will” basis only.

8. Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of the Compensation Manager, at CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Associate shall be addressed to Associate at the address set forth on page 1 of this Agreement, or at such other address for Associate maintained on the books and records of the Company.

10. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

11. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Notice and Agreement.